                                                                   EXHIBIT 10.17

                                 24/7 MEDIA INC.
                               NETWORK AFFILIATION
                                    AGREEMENT

     WHEREAS, the undersigned (hereinafter the "Network Affiliate") is the operator and owner of the Internet website(s) (the "Web Site") specified on the signature pages hereto;

     WHEREAS, 24/7 Media, Inc. ("24/7"), a Delaware corporation with an address at 1250 Broadway, 27th floor, New York, NY 10001, operates a network of internet web sites (the "24/7 Network") for which it solicits advertisers, advertising agencies, buying services or others ("Advertisers") regarding the placement of advertising banners and similar devices and sponsorships ("Advertising") for display on pages, screens, and other segments or spaces on web sites reasonably suitable for the display of advertising and to which the Tags (as defined in Section 2(A) below) can be affixed as provided herein (the "Pages");

     WHEREAS, Network Affiliate wishes to subscribe to include the Web Site in the 24/7 Network, and 24/7 wishes to accept such subscription;

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.   AFFILIATION.

     The Network Affiliate hereby subscribes as a member of 24/7 Network and hereby grants to 24/7 the exclusive right to sell all Advertising on the Web Site.

2.   OBLIGATIONS OF 24/7.

     In furtherance of the foregoing, 24/7 covenants and agrees to:

               A. provide the Network Affiliate, during the term of this Agreement (the "Term") and only for use in the performance of this Agreement, with unique tags in HTML/Java or other appropriate languages (the "Tags") (in which the Network Affiliate will not have or acquire any proprietary or property rights or interests, including any intellectual property rights), which shall be affixed appropriately by Network Affiliate to the Web Site's Pages to enable 24/7 to serve Advertising to those Pages;

               B. utilize its best efforts to sell to Advertisers Advertising on the Web Site's Pages, including sales of the Web Site as a single site, through multi-site packages and through the 24/7 Network package, at such prices as 24/7 shall deem appropriate;

               C. serve or cause to be served Advertising to the Web Site's
Pages;

               D. provide the Network Affiliate with notice, via on-line posting, of new Advertising that has been solicited by 24/7 to be displayed on the Web Site's Pages, and to use its best efforts to honor any decision by Network Affiliate to decline any Advertising, in accordance with the provisions in 3(D) below;

               E. provide the Network Affiliate with real-time access to records that will allow it to monitor the volume of paid Advertising delivered to the Web Site's Pages and the revenue produced (subject to billing corrections and adjustments) thereby; all such records, including data, statistical information or other traffic analysis, produced or provided by 24/7 shall be the joint property of 24/7 and Network Affiliate; and

               F. 24/7 agrees to deliver to the Network Affiliate, (i) a monthly statement showing revenues earned by Network Affiliate during the calendar month and any sum(s) due the Network Affiliate on account thereof, and (ii) within 30 days of collection, payment representing the Network Affiliate's portion of such revenues;

               G. maintain suitable and qualified personnel in administrative, sales and technical positions necessary for 24/7 to perform effectively the terms of this Agreement.

3.   OBLIGATIONS OF NETWORK AFFILIATE.

     The Network Affiliate covenants and agrees:

               A. that during the Term, it shall use its best efforts to continue and maintain the Web Site and the Web Site's Pages in a manner consistent with the intent and purpose of the Web Site;

               B. to insert the Tags on each of the Web Site's Pages and only on such Pages in such a manner as to assure that the Advertising to be affixed to said Tag is fully and clearly visible on the first Web Site Page viewed when that Page is viewed at a 640 x 480 pixel resolution;

               C. to insert a button with the 24/7 logo on the Web Site's Home Page directing potential advertisers to the 24/7 web site.

               D. to notify 24/7 within one business day from the time of notice of any new Advertising is given of the Network Affiliate's rejection of any new Advertising. Failure to provide timely notice of rejection of the new Advertising shall be deemed acceptance thereof, until such time as Network Affiliate notifies 24/7 of Network Affiliate's rejection thereof at which time 24/7 will use its best efforts to remove the Advertising;

               E. to furnish 24/7 with all subscribership, viewership, inventory, and usage reports, reviews and audience studies, deliveries, census requirements, and any other information regarding the Web Site and the Web Site's Pages as is reasonably available to the Network Affiliate and appropriate for use by 24/7 for the sale of Advertising; and

               F. not to engage, contract with, license or permit any person, firm or entity (including the Network Affiliate and its employees) other than 24/7 and its employees to sell, or represent the Network Affiliate for the sale of, Advertising on the Web Site;

4.   PAYMENTS.

               A. Advertisers shall be directed to pay all cash and other consideration (the "Payment") generated from the sale of Advertising by 24/7 during the term of this Agreement. 24/7 shall retain a percentage of such Payment (reduced by those advertising agency commissions actually retained by agencies or paid by 24/7 to agencies with respect to the sale of Advertising on the Web Site in accordance with the following chart, and shall pay to the Network Affiliate the remainder of the Payment received by 24/7 for the sale of Advertising on the Web:

--------------------------------------------------------------------------------
    Number of Impressions                         Percentage Retained by 24/7
 Delivered in Preceding Month                         for Current Month
--------------------------------------------------------------------------------
      999,999 to 2,000,000                                  50%
--------------------------------------------------------------------------------
    2,000,000 to 2,999,999                                  45%
--------------------------------------------------------------------------------
    3,000,000 to 4,999,999                                  40%
--------------------------------------------------------------------------------
    5,000,000 to 14,999,999                                 35%
--------------------------------------------------------------------------------
    15,000,000+                                             30%
--------------------------------------------------------------------------------

Subject to verification of monthly Ad Impressions, the initial commission rate to 24/7 Media is 50%.

               B. The Network Affiliate may elect to have 24/7 serve promotional or barter advertisements not sold by 24/7, for which Network Affiliate will pay 24/7 a serving fee of $2.50 cost per thousand ("CPM"); such promotional and barter advertisements shall not exceed thirty percent (30%) of the Pages.

               C. In the event any Advertiser remits any payment for Advertising sold by 24/7 Media directly to the Network Affiliate rather than to 24/7 Media, the Network Affiliate agrees to make prompt payment to 24/7 of any and all such payments.

               D. Network Affiliate will be obligated to compensate 24/7 Media on any business contracted by 24/7 Media prior to termination date.

5. INTELLECTUAL PROPERTY. All hardware, software, programs, codes, trade names, technology, intellectual property, licenses, patents, trademarks, copyrights, trade secrets, know-how, and processes (collectively, the "24/7 Technology") used by 24/7 under this Agreement shall remain the sole property of 24/7. Network Affiliate shall have no rights, title or interest in the 24/7 Technology. Upon the expiration or termination of this Agreement, each party shall promptly return all information, documents, manuals and other materials belonging to the other party except as otherwise provided in this Agreement.

6. CONFIDENTIALITY. 24/7 and Network Affiliate covenant to each other that neither party shall disclose to any third party (other than its employees and directors, in their capacity as such, and the employees and directors of any affiliate on a need to know basis so long as they are bound by the terms of this Agreement) any information regarding the terms and provisions of this Agreement or any non-public confidential information which has been identified as such by the other Party hereto except (i) to the extent necessary to comply with any law or valid order of a court of competent jurisdiction (or any regulatory or administrative tribunal), in which event the party so complying shall so notify the others as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information, if available; (ii) as part of its normal reporting or review procedure to its auditors or its attorneys, as the case may be, so long as they are notified of the provisions of this Agreement; (iii) in order to enforce its rights pursuant to this Agreement; (iv) in connection with any filing with any governmental body or as otherwise required by law, including the federal securities laws and any applicable rules and regulations of any stock exchange or quotation system; and
(v) in a confidential disclosure made in connection with a contemplated financing, merger, consolidation or sale of capital stock of 24/7 or the Network Affiliate. Information which is or should be reasonably understood to be confidential or proprietary includes, but is not limited to, information about the 24/7 Network, sales, cost and other unpublished financial information, product and business plans, projections, marketing data, and sponsors but shall not include information (a) already lawfully known to or independently developed by a party, (b) disclosed in published materials, (c) generally known to the public, (d) lawfully obtained from any third party or (e) required to be disclosed by law.

7. TERM. The term of this Agreement (the "Term") shall commence on the Effective Date and shall continue in effect until either party terminates it. Termination will be effective four (4) months after the date on which written notice is given, as determined under the provisions of Section 13 below, to the other party.

8. CONTENT OF WEB SITE. Network Affiliate covenants and agrees not to include or provide via the Web Site or the Web Site's Pages any material that is or may be considered: (i) libelous, pornographic, obscene, or defamatory under any federal or state law; (ii) an infringement of any third party's intellectual property rights (including copyright, patent, trademark, trade secret or other proprietary rights); or (iii) an infringement on any third party's rights of publicity or privacy. Network Affiliate further covenants and agrees, with respect to the operation of its Web Site and its Pages, to comply with all laws, statutes, ordinances, and regulations.

9. INDEMNIFICATION. Network Affiliate shall indemnify and hold harmless 24/7, its advertisers and other suppliers and any related third parties, against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including reasonable legal fees and expenses of attorneys chosen by 24/7) as and when incurred, arising out of or based upon any act or omission or alleged act or alleged omission by Network Affiliate in connection with the acceptance of, or the performance or non-performance by Network Affiliate of, any of its duties under this Agreement or arising from the breach by Network Affiliate of its warranties, representations or covenants contained in this Agreement. 24/7 shall indemnify and hold harmless the Network Affiliate, against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including reasonable legal fees and expenses of attorneys chosen by Network Affiliate) as and when incurred, arising out of or based upon any act or omission or alleged act or alleged omission by 24/7 in connection with the acceptance of, or the performance or non-performance by 24/7 of, any of its duties under this Agreement or arising from the breach by 24/7 of its warranties, representations or covenants contained in this Agreement.

10. NO POACHING. Network Affiliate agrees that, for a period of one year from the end of the Term, neither it nor its affiliates will solicit or recruit the services of any 24/7 employees, or hire any such employees.

11. NO WAIVER. This Agreement shall not be waived, modified, assigned or transferred except by a written consent to that effect signed by Network Affiliate and 24/7. Network Affiliate agrees that if it assigns or transfers this Agreement, it shall cause such successor, assignee, or transferee to assume all of the Network Affiliate's obligations hereunder. Any assignment, transfer, or assumption shall not relieve the Network Affiliate of liability hereunder.

12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed therein, without regard to principles of conflicts of laws.

13. NOTICES. All notices required or permitted to be given hereunder shall be in writing and either hand-delivered, telecopied, mailed by certified first class mail, postage prepaid, or sent via electronic mail to the other party or parties hereto at the address(es) set forth below. A notice shall be deemed given when delivered personally, when the telecopied notice is transmitted by the sender, three business days after mailing by certified first class mail, or on the delivery date if delivered by electronic mail.

14. ENTIRE AGREEMENT. This Agreement, including the Additional Terms attached hereto, constitutes the entire agreement and supersedes all prior agreements of the Parties with respect to the transactions set forth herein and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement this_______________day of_____________________, 1998 (the "Effective Date").

24/7 MEDIA, INC.

By:               /s/ Mark A. Burchill
                  ----------------------------
Name:             Mark A. Burchill
Title:            SVP, Business Development


E-mail address:   MBurchill@247Media.com
                  ----------------------------





NETWORK AFFILIATE:


Name of Web Site: quepasa.com
                  ----------------------------

Web Site URL:     www.quepasa.com
                  ----------------------------

Corporate Name:   quepasa.com, Inc.
                  ----------------------------

Address:          ONE ARIZONA CENTER
                  ----------------------------

Address:          400 E. VAN BUREN, 4TH FLOOR
                  ----------------------------


By:               /s/ MICHAEL HUBERT
                  ----------------------------
Name:                 Michael Hubert
Title:                COO

E-mail address: